UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2007

ICONIX BRAND GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-10593	11-2481093
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

1450 Broadway, New York, New York	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 730-0030

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On September 6, 2007, Iconix Brand Group, Inc., a Delaware corporation (the “Registrant”), entered into a purchase and sale agreement (the “Purchase Agreement”) with Official Pillowtex LLC, a Delaware limited liability company (the “Company”), and the Company’s members; Jubilee Limited Partnership, an Ohio limited partnership, Gordon Brothers Retail Partners, LLC, a Delaware limited liability company, Tiger PTX IP, LLC, a Delaware limited liability company, BFG PTX Group, LLC, a Delaware limited liability company, CCA Towels, LLC, a New York limited liability company, Franco 44 PT, LLC, a New York limited liability company, High Street Holdings, LLC, a Delaware limited liability company, Solwerd Enterprises, LLC, a Delaware limited liability company, and Mazel D & K, LLC, an Ohio limited liability company (collectively, the “Sellers”). The Company is the owner of a portfolio of home brands including four primary brands, Cannon, Royal Velvet, Fieldcrest and Charisma and numerous others home brands including St. Mary's and Santa Cruz.

Upon the closing of the transactions contemplated by the Purchase Agreement (the “Closing Date”), the Registrant will acquire all of the issued and outstanding limited liability company interests (the “Company Interests”) of the Company from the Sellers. The Purchase Agreement provides for a initial purchase price for the Company Interests of $231,000,000 in cash (the “Initial Purchase Price”) with contingent payments of up to an additional $15,000,000 in cash, based upon the brands surpassing specific revenue targets.

The Purchase Agreement contains customary representations, warranties and covenants, and the transactions contemplated by the Purchase Agreement are subject to customary closing conditions including expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The Registrant and the Sellers have each agreed to indemnify the other for damages arising from the breach of its representations, warranties, covenants or obligations in the Purchase Agreement.

In accordance with the Purchase Agreement, the Registrant, the Company and the Sellers also entered into an escrow agreement on September 6, 2007 (the “Escrow Agreement”), pursuant to which the Registrant deposited with U.S. Bank National Association, as escrow agent, a portion of the Initial Purchase Price equal to $24,000,000 (the “Deposit”). Pursuant to the terms and conditions of the Escrow Agreement, $15,000,000 of the Deposit is being held in escrow to secure the Sellers’ rights to certain liquidated damages payments which would become due for material breaches by the Registrant that would prevent the Registrant from consummating the transactions contemplated by the Purchase Agreement. If the transactions contemplated by the Purchase Agreement are consummated, such $15,000,000 will be released to the Sellers on the Closing Date as part of the Initial Purchase Price. The remaining $9,000,000 of the Deposit will be held in escrow for a period of twelve (12) months after the Closing Date in order to secure the Sellers’ indemnification obligations to the Registrant for breaches of the Sellers’ representations, warranties, covenants and obligations made under the Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICONIX BRAND GROUP, INC.

Date: September 12, 2007	By:	/s/ Neil Cole
Neil Cole
Title President and Chief Executive Officer